DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 88701-4299 (775) 684 5706 Website: secretaryofstate.biz	Entity # C3046-2002 Document Number: 20060403695-75 Date Filed: 6/26/2006 10:20:56 AM IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE
Certificate of Correction (Pursuant to NRS 78.78A, 80, 81, 82, 84, 86, 87, 88A, 89 and 92A)

Certificate of Correction

Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A

1.	The name of the entity for which correction is being made:

Lakefield Ventures Inc.

2.	Description of the original document for which correction is being made:

Articles of Merger

3.	Filing date of the original document for which correction is being made: June 8, 2006
4.	Description of the inaccuracy or defect

Effective Date of Filing: 06/21/2006

5.	Correction of the inaccuracy or defect

Effective Date of Filing: 07/03/2006

6. Signature

/s/ Richard Bachman Authorized Signature	President Title	6/22/06 Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR and Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership by a Managing Partner; a Business Trust by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.